Exhibit 10.63

AMENDMENT NO. 3 TO
CITRIX SYSTEMS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

DECEMBER 10, 2018

Pursuant to Section 21 of the Citrix Systems, Inc. 2015 Employee Stock Purchase Plan, as amended (the “Plan”), Section 16 of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

16.     Reserved.

This Amendment shall be effective as of December 31, 2018.

Except as expressly amended hereby, the Plan remains in full force and effect in accordance with its terms.

Adopted by the Board of Directors of Citrix Systems, Inc.: December 10, 2018.